UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2021

Myovant Sciences Ltd.
(Exact name of registrant as specified in its charter)

001-37929
(Commission File No.)

Bermuda	98-1343578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor
11-12 St. James’s Square
London
SW1Y 4LB
United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 207 400 3351

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, par value $0.000017727 per share	MYOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Executive Officer and Director

On January 4, 2021, David Marek joined Myovant Sciences Ltd. (the “Company”) as Principal Executive Officer and a member of the Board of Directors and also as Chief Executive Officer of its subsidiary, Myovant Sciences, Inc. (“Myovant”).

Mr. Marek, age 56, served as Chief Commercial Officer of Axsome Therapeutics, where he led the buildout of commercial capabilities in preparation for anticipated product launches, from September 2019 to December 2020. Prior to joining Axsome, from June 2017 to August 2019, Mr. Marek held the position of Vice President, and General Manager of Amgen’s Neuroscience business unit. At Amgen, Mr. Marek led the U.S. commercialization strategy and launch of Aimovig™ for migraine prevention. Prior to heading the Neuroscience business unit, he was Vice President of Marketing of Amgen’s U.S. Inflammation and Nephrology business from June 2015 to June 2017. Before Amgen, Mr. Marek served as Executive Vice President, Consumer Services, and Commercial Strategy Officer of WebMD. Prior to that position, Mr. Marek was the Managing Director of Saatchi & Saatchi Healthcare Advertising. Mr. Marek began his career at Eli Lilly and Company, followed by AstraZeneca, where he served in a variety of marketing and sales roles of increasing responsibility. He earned his Bachelor of Arts degree in Business Administration from Washington State University. Mr. Marek’s experience as an executive in the pharmaceutical industry, knowledge of biopharmaceuticals, and his status as Myovant’s Chief Executive Officer were the primary qualifications that led the Company’s Board of Directors to conclude that he should serve on the Board of Directors.

Mr. Marek and Myovant have entered into an Employment Agreement that provides, among other things, that Mr. Marek will: receive an annual base salary of $610,000; be eligible to earn an annual performance bonus with a target bonus amount equal to 60% of his base salary (prorated for the fiscal year ending on March 31, 2021); receive a cost of living adjustment (“COLA”) of $10,000 per month for the first four years and $5,000 per month for the fifth year of his employment to compensate him for the higher cost of living associated with living in the San Francisco metropolitan area; receive a $1,000,000 sign-on advance to be earned monthly over 24 months; and receive, on January 15, 2021 under the Company’s 2020 Inducement Plan (the “Equity Plan”), an option to purchase the Company’s common shares (with a per-share exercise price equal to the fair market value of a common share on the grant date) and a restricted stock unit for common shares, each of which will have a grant date value of $4,582,000 and vest with respect to 1/4 of the shares covered by the award on the first anniversary of the grant date and 1/16 of the shares covered by the award quarterly thereafter. Mr. Marek’s Employment Agreement also provides him a relocation cost reimbursement of up to $125,000 plus the cost to exit his current residential lease and transportation costs from New Jersey to California for six months. The relocation reimbursement is subject to recoupment by the Company if Mr. Marek’s employment terminates under certain circumstances within the first 30 months.

Under Mr. Marek’s Employment Agreement, in the event Myovant terminates Mr. Marek’s employment other than for “cause” or Mr. Marek resigns his employment for “good reason” (as those terms are defined in the agreement, a “Covered Termination”), Mr. Marek will receive cash severance of 12 months base salary, target bonus for the year of termination, remaining COLA payments up to 12 months, and 12 months healthcare premium coverage. In addition, if the Covered Termination occurs within 12 months after a change in control of the Company, all of his outstanding equity awards under the Equity Plan will vest in full. These severance payments are subject to reduction in the event that such a reduction would result in a better after-tax result for Mr. Marek.

Mr. Marek and the Company have also entered into an indemnification agreement in substantially the same form that the Company has entered into with each of its existing executive officers and directors.

Departure of Principal Executive Officer and Director

On January 3, 2021, Lynn Seely, M.D., Chief Executive Officer of Myovant and Principal Executive Officer of the Company and a member of its Board of Directors, resigned from those positions. Dr. Seely and Myovant have entered into a Separation Agreement and General Release pursuant to which, among other things, Dr. Seely will receive cash severance of $1,788,750, a fiscal year 2020 bonus of $405,000, up to 18 months healthcare premium coverage, reimbursement of up to $20,000 for legal expenses and full vesting of her outstanding equity awards. These severance payments are subject to reduction in the event that such a reduction would result in a better after-tax result for Dr. Seely. In addition, the post-termination period during which Dr. Seely may exercise her outstanding stock options will be extended to 12 months, and Dr. Seely has granted an affiliate of the Company a right of first refusal to purchase her common shares of the Company under certain circumstances and provided Myovant and its affiliates a general release of claims.

The foregoing description of the Employment Agreement and the Separation Agreement describes the material terms of the agreements in general terms and is incomplete. The agreements will be filed as exhibits to Myovant Sciences Ltd.’s Annual Report on Form 10-K for the fiscal year ending on March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myovant Sciences Ltd.

Date:	January 4, 2021	By:	/s/ Matthew Lang
		Name:	Matthew Lang
		Title:	General Counsel and Corporate Secretary